Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER
NET INCOME OF $155.7 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $0.71
CHICAGO, JANUARY 19, 2023 — Northern Trust Corporation today reported fourth quarter net income per diluted common share of $0.71, compared to $1.80 in the third quarter of 2022 and $1.91 in the fourth quarter of 2021. Net income was $155.7 million, compared to $394.8 million in the prior quarter and $406.4 million in the prior-year quarter.

Fourth quarter 2022 results included the following:
•$213.0 million of pre-tax available for sale security losses recognized in conjunction with an intent to sell (after-tax $159.4 million).
•$32.0 million of pre-tax severance-related charges (after-tax $24.0 million).
•$14.0 million of pre-tax occupancy charges (after-tax $10.5 million) related to early lease exits.
•$6.8 million of pre-tax pension settlement charge (after-tax $5.1 million).

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s fourth quarter results reflected strong year-over-year growth in net interest income, which more than offset lower trust fees. Expense levels remained elevated as we continued to invest in people and technology to enhance our resiliency and support growth in the business. Reported results included $266 million in charges related to a repositioning of our securities portfolio and, in part, steps we are taking to optimize our cost base and drive greater efficiencies throughout the company. These actions underscore our commitment to improving our profitability. As we look ahead, we are focused on driving organic growth, improving our productivity and further strengthening our foundation.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q4 2022 vs.
($ In Millions except per share data)	Q4 2022	Q3 2022	Q4 2021	Q3 2022	Q4 2021
Trust, Investment and Other Servicing Fees	$1,042.1	$1,078.7	$1,111.0	(3)%	(6)%
Other Noninterest Income (Loss)	(57.6)	163.1	195.4	(135)	(129)
Net Interest Income (FTE*)	550.0	525.3	370.6	5	48
Total Revenue (FTE*)	$1,534.5	$1,767.1	$1,677.0	(13)%	(8)%

Noninterest Expense	$1,323.6	$1,229.8	$1,168.9	8%	13%
Provision for Credit Losses	5.0	0.5	(11.5)	N/M	N/M
Provision for Income Taxes	34.7	129.7	103.2	(73)	(66)
FTE Adjustment*	15.5	12.3	10.0	26	55
Net Income	$155.7	$394.8	$406.4	(61)%	(62)%

Earnings Allocated to Common and Potential Common Shares	$148.7	$375.4	$398.7	(60)%	(63)%
Diluted Earnings per Common Share	$0.71	$1.80	$1.91	(61)%	(63)%
Return on Average Common Equity	5.9%	14.9%	14.5%
Return on Average Assets	0.42%	1.07%	1.00%
Average Assets	$147,803.6	$146,402.2	$161,353.8	1%	(8)%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2022 RESULTS

ACCOUNTING RECLASSIFICATION
Beginning in the first quarter of 2022, Trust, Investment and Other Servicing fees were impacted by the change in classification of certain fees that were previously recorded in Other Operating Income or as a reduction of Other Operating Expense but resulted in no impact to net income. The accounting reclassification increased Trust, Investment and Other Servicing fees in the fourth quarter of 2022 by $14.2 million, with a $5.6 million decrease in Other Operating Income and an $8.6 million increase in Other Operating Expense. The classification changes are deemed to be a better representation of the underlying nature of the business as they are directly tied to client asset levels and the related services are more akin to our core service offerings. Prior-year amounts have not been reclassified.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change December 31, 2022 vs.
($ In Billions)	December 31, 2022*	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
Assets Under Custody/Administration
Asset Servicing	$12,705.5	$11,954.0	$15,183.2	6%	(16)%
Wealth Management	898.5	868.0	1,065.6	4	(16)
Total Assets Under Custody/Administration	$13,604.0	$12,822.0	$16,248.8	6%	(16)%
Assets Under Custody(1)
Asset Servicing	$9,712.3	$9,125.5	$11,554.8	6%	(16)%
Wealth Management	892.3	860.8	1,057.5	4	(16)
Total Assets Under Custody	$10,604.6	$9,986.3	$12,612.3	6%	(16)%
Assets Under Management
Asset Servicing	$898.1	$873.7	$1,191.0	3%	(25)%
Wealth Management	351.4	336.2	416.1	5	(16)
Total Assets Under Management	$1,249.5	$1,209.9	$1,607.1	3%	(22)%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q4 2022 vs.
($ In Millions)	Q4 2022	Q3 2022	Q4 2021	Q3 2022	Q4 2021
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$406.3	$407.3	$457.7	—%	(11)%
Investment Management	123.8	136.0	113.3	(9)	9
Securities Lending	19.3	21.7	18.8	(11)	2
Other	38.6	38.2	35.3	1	9
Total Asset Servicing	$588.0	$603.2	$625.1	(3)%	(6)%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$162.2	$171.3	$181.4	(5)%	(11)%
East	117.8	124.1	132.9	(5)	(11)
West	89.5	92.5	98.6	(3)	(9)
Global Family Office (GFO)	84.6	87.6	73.0	(3)	16
Total Wealth Management	$454.1	$475.5	$485.9	(5)%	(7)%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,042.1	$1,078.7	$1,111.0	(3)%	(6)%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees decreased sequentially and from the prior-year quarter.
▪Custody and fund administration fees decreased from the prior-year quarter primarily due to unfavorable markets and unfavorable currency translation, partially offset by new business.
▪Investment management fees decreased sequentially primarily due to asset outflows and unfavorable markets. Investment management fees increased from the prior-year quarter primarily due to lower money market fund fee waivers, partially offset by asset outflows and unfavorable markets.
▪Other trust, investment and other servicing fees increased from the prior-year quarter primarily due to the accounting reclassification discussed above.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2022 RESULTS
Total Wealth Management trust, investment and other servicing fees decreased sequentially and from the prior-year quarter.
•Fees in the regions (Central, East and West) decreased sequentially primarily due to unfavorable markets and asset outflows. Fees in the regions decreased from the prior-year quarter primarily due to unfavorable markets and asset outflows, partially offset by lower money market fund fee waivers.
•Fees in GFO decreased sequentially primarily due to asset outflows and unfavorable markets. Fees in GFO increased from the prior-year quarter primarily due to lower money market fund fee waivers and new business, partially offset by unfavorable markets.

OTHER NONINTEREST INCOME
				% Change Q4 2022 vs.
($ In Millions)	Q4 2022	Q3 2022	Q4 2021	Q3 2022	Q4 2021
Other Noninterest Income
Foreign Exchange Trading Income	$65.4	$64.7	$76.9	1%	(15)%
Treasury Management Fees	8.3	9.3	10.6	(9)	(21)
Security Commissions and Trading Income	35.1	32.1	35.9	9	(2)
Other Operating Income	47.3	57.3	72.3	(18)	(35)
Investment Security Gains (Losses), net	(213.7)	(0.3)	(0.3)	N/M	N/M
Total Other Noninterest Income (Loss)	$(57.6)	$163.1	$195.4	(135)%	(129)%
N/M - Not meaningful
Foreign exchange trading income decreased compared to the prior-year quarter primarily driven by decreased foreign exchange swap activity in Treasury and lower client volumes.
Security commissions and trading income increased sequentially primarily due to higher core brokerage activity.
Other operating income decreased sequentially primarily due to higher expenses related to existing swap agreements related to historical sales of Visa Inc. Class B common shares. Other operating income decreased compared to the prior-year quarter primarily driven by gains from property sales in the prior-year quarter and the accounting reclassification.
Investment security gains (losses), net decreased sequentially and compared to the prior-year quarter primarily due to a $213.0 million loss arising from an intent to sell available for sale debt securities, which were sold in January 2023.

NET INTEREST INCOME
				% Change Q4 2022 vs.
($ In Millions)	Q4 2022	Q3 2022	Q4 2021	Q3 2022		Q4 2021
Net Interest Income
Interest Income (FTE*)	$1,185.6	$811.6	$372.2	46%		219%
Interest Expense	635.6	286.3	1.6	122		N/M
Net Interest Income (FTE*)	$550.0	$525.3	$370.6	5%		48%
Average Earning Assets	$133,789	$132,147	$148,834	1%		(10%)
Net Interest Margin (FTE*)	1.63%	1.58%	0.99%	5	bps	64	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis increased sequentially and compared to the prior-year quarter primarily due to higher average interest rates, partially offset by an unfavorable balance sheet mix shift.
The net interest margin on an FTE basis increased sequentially primarily due to higher average interest rates, partially offset by an unfavorable balance sheet mix shift. The net interest margin on an FTE basis increased from the prior-year quarter primarily due to higher average interest rates.
Average earning assets decreased from the prior-year quarter primarily due to lower level of securities and short-term interest-bearing deposits with banks, partially offset by higher level of loans. The decrease in the size of the average balance sheet was primarily due to lower levels of client deposits, partially offset by higher short-term borrowing activity.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2022 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change December 31, 2022 vs.
($ In Millions)	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$195.9	$199.9	$195.1	(2)%	—%
Provision for Credit Losses	5.0	0.5	(11.5)	N/M	N/M
Net Recoveries (Charge-Offs)	—	(4.5)	1.1	N/M	N/M
Ending Allowance for Credit Losses	$200.9	$195.9	$184.7	3%	9%
Allowance assigned to:
Loans and Leases	$144.3	$138.7	$138.4	4%	4%
Undrawn Loan Commitments and Standby Letters of Credit	38.5	40.7	34.1	(5)	13
Debt Securities and Other Financial Assets	18.1	16.5	12.2	8	47
Ending Allowance for Credit Losses	$200.9	$195.9	$184.7	3%	9%
N/M - Not meaningful
Q4 2022
The provision in the current quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by growth in the commercial and institutional and commercial real estate portfolios and further deterioration in the macroeconomic outlook, partially offset by improvement in portfolio quality for the commercial and institutional segment. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics.
Q3 2022
The provision in the prior quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by a weaker macroeconomic outlook at the time as compared to the previous period, partially offset by improvements in credit quality mainly within the commercial and institutional portfolio.
Q4 2021
The release of credit reserves in the prior-year quarter was primarily due to a decrease in the reserve evaluated on a collective basis, driven by improvements in projected economic conditions at the time and portfolio credit quality, partially offset by portfolio growth. Decreases in the collective basis reserve were primarily in the commercial and institutional and commercial real estate portfolios, partially offset by an increase in the private client portfolio.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2022 RESULTS

NONINTEREST EXPENSE
				% Change Q4 2022 vs.
($ In Millions)	Q4 2022	Q3 2022	Q4 2021	Q3 2022	Q4 2021
Noninterest Expense
Compensation	$584.3	$553.3	$510.2	6%	15%
Employee Benefits	103.6	109.9	107.9	(6)	(4)
Outside Services	232.9	220.9	224.2	5	4
Equipment and Software	229.4	212.4	196.1	8	17
Occupancy	65.7	51.3	51.8	28	27
Other Operating Expense	107.7	82.0	78.7	31	37
Total Noninterest Expense	$1,323.6	$1,229.8	$1,168.9	8%	13%
End of Period Full-Time Equivalent Staff	23,600	23,100	21,100	2%	12%
Compensation expense increased sequentially primarily due to $30.4 million of severance-related charges and higher salary expense, partially offset by lower incentives. Compensation expense increased compared to the prior-year quarter primarily due to higher salary expense and $30.4 million of severance-related charges, partially offset by favorable currency translation.
Employee benefits expense decreased sequentially primarily due to a decline in pension-related expense, inclusive of a $6.8 million pension settlement charge in the current quarter as compared to a $17.0 million charge in the prior quarter, partially offset by higher medical costs. Employee benefits expense decreased compared to the prior-year quarter primarily due to lower ongoing pension expense associated with a plan remeasurement, partially offset by higher medical costs.
Outside services expense increased sequentially primarily due to higher technical services costs and legal services, partially offset by lower subcustodian expense and consulting services. Outside services expense increased compared to the prior-year quarter primarily due to higher technical services costs, legal services, and consulting services, partially offset by lower third-party advisory fees and subcustodian expense.
Equipment and software expense increased sequentially and compared to the prior-year quarter primarily due to higher software costs driven by continued technology investments as well as amortization.
Occupancy expense increased sequentially and compared to the prior-year quarter primarily due to $14.0 million of charges related to early lease exits.
Other operating expense increased sequentially primarily due to higher business promotion, supplemental compensation plan expense and miscellaneous expense. Other operating expense increased compared to the prior-year quarter primarily due to higher staff-related expense, business promotion and miscellaneous expense.

PROVISION FOR INCOME TAX
				% Change Q4 2022 vs.
($ In Millions)	Q4 2022	Q3 2022	Q4 2021	Q3 2022		Q4 2021
Net Income
Income before Income Taxes	$190.4	$524.5	$509.6	(64)%		(63)%
Provision for Income Taxes	34.7	129.7	103.2	(73)		(66)
Net Income	$155.7	$394.8	$406.4	(61)%		(62)%
Effective Tax Rate	18.2%	24.7%	20.2%	(650)	bps	(200)	bps
bps - basis points
The effective tax rate decreased sequentially and from the prior-year quarter primarily due to the significant decrease in pretax earnings while tax benefits from tax-credit investments and tax-exempt income were constant or slightly increased. The decrease in the prior-year quarter was partially offset by a higher net impact from international operations, including limitations on the U.S. foreign tax credit.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2022 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $158.9 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $158.8 million to common stockholders. The Corporation repurchased 2,202 shares of common stock, all of which were withheld related to share-based compensation, at a total cost of $0.1 million ($87.02 average price per share). The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2022, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	December 31, 2022*		September 30, 2022		December 31, 2021
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	10.8%	11.5%	10.1%	11.4%	11.9%	13.2%	N/A	4.5%
Tier 1 Capital	11.8	12.5	11.1	12.5	12.9	14.3	6.0	6.0
Total Capital	13.9	14.5	12.2	13.5	14.1	15.3	10.0	8.0
Tier 1 Leverage	7.1	7.1	7.0	7.0	6.9	6.9	N/A	4.0
Supplementary Leverage	N/A	7.9	N/A	7.7	N/A	8.2	N/A	3.0

	December 31, 2022*		September 30, 2022		December 31, 2021
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.6%	12.4%	10.7%	12.2%	12.0%	13.5%	6.5%	4.5%
Tier 1 Capital	11.6	12.4	10.7	12.2	12.0	13.5	8.0	6.0
Total Capital	13.5	14.2	11.6	13.0	13.0	14.4	10.0	8.0
Tier 1 Leverage	6.9	6.9	6.7	6.7	6.4	6.4	5.0	4.0
Supplementary Leverage	N/A	7.7	N/A	7.4	N/A	7.6	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2022 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2022				2021
($ in Millions)	FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Interest Income
Interest Income - GAAP	$1,170.1	$799.3	$524.8	$383.5	$362.2
Add: FTE Adjustment	15.5	12.3	11.1	6.7	10.0
Interest Income (FTE) - Non-GAAP	$1,185.6	$811.6	$535.9	$390.2	$372.2

Net Interest Income - GAAP	$534.5	$513.0	$458.7	$381.0	$360.6
Add: FTE Adjustment	15.5	12.3	11.1	6.7	10.0
Net Interest Income (FTE) - Non-GAAP	$550.0	$525.3	$469.8	$387.7	$370.6

Net Interest Margin - GAAP	1.58%	1.54%	1.31%	1.03%	0.96%
Net Interest Margin (FTE) - Non-GAAP	1.63%	1.58%	1.35%	1.05%	0.99%

Total Revenue
Total Revenue - GAAP	$1,519.0	$1,754.8	$1,768.7	$1,718.7	$1,667.0
Add: FTE Adjustment	15.5	12.3	11.1	6.7	10.0
Total Revenue (FTE) - Non-GAAP	$1,534.5	$1,767.1	$1,779.8	$1,725.4	$1,677.0

NORTHERN TRUST CORPORATION FOURTH QUARTER 2022 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s fourth quarter earnings conference call will be webcast on January 19, 2023.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 25 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of December 31, 2022, Northern Trust had assets under custody/administration of US$13.6 trillion, and assets under management of US$1.2 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Twitter @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q4 2022 vs.
	Q4 2022	Q3 2022	Q4 2021	Q3 2022	Q4 2021
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,042.1	$1,078.7	$1,111.0	(3)%	(6)%
Foreign Exchange Trading Income	65.4	64.7	76.9	1	(15)
Treasury Management Fees	8.3	9.3	10.6	(9)	(21)
Security Commissions and Trading Income	35.1	32.1	35.9	9	(2)
Other Operating Income	47.3	57.3	72.3	(18)	(35)
Investment Security Gains (Losses), net	(213.7)	(0.3)	(0.3)	N/M	N/M
Total Noninterest Income	984.5	1,241.8	1,306.4	(21)	(25)

Net Interest Income
Interest Income	1,170.1	799.3	362.2	46	N/M
Interest Expense	635.6	286.3	1.6	122	N/M
Net Interest Income	534.5	513.0	360.6	4	48

Total Revenue	1,519.0	1,754.8	1,667.0	(13)	(9)

Provision for Credit Losses	5.0	0.5	(11.5)	N/M	N/M

Noninterest Expense
Compensation	584.3	553.3	510.2	6	15
Employee Benefits	103.6	109.9	107.9	(6)	(4)
Outside Services	232.9	220.9	224.2	5	4
Equipment and Software	229.4	212.4	196.1	8	17
Occupancy	65.7	51.3	51.8	28	27
Other Operating Expense	107.7	82.0	78.7	31	37
Total Noninterest Expense	1,323.6	1,229.8	1,168.9	8	13

Income before Income Taxes	190.4	524.5	509.6	(64)	(63)
Provision for Income Taxes	34.7	129.7	103.2	(73)	(66)
NET INCOME	$155.7	$394.8	$406.4	(61)%	(62)%
Preferred Stock Dividends	4.7	16.2	4.7	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$151.0	$378.6	$401.7	(60)%	(62)%
Earnings Allocated to Participating Securities	2.3	3.2	3.0	(29)	(26)
Earnings Allocated to Common and Potential Common Shares	$148.7	$375.4	$398.7	(60)	(63)

Per Common Share
Net Income
Basic	$0.71	$1.80	$1.92	(61)%	(63)%
Diluted	0.71	1.80	1.91	(61)	(63)

Average Common Equity	$10,094.5	$10,050.7	$10,956.7	—%	(8)%
Return on Average Common Equity	5.9%	14.9%	14.5%
Return on Average Assets	0.42%	1.07%	1.00%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.70	—%	7%

Average Common Shares Outstanding (000s)
Basic	208,423	208,400	207,708
Diluted	208,894	208,889	208,593
Common Shares Outstanding (EOP) (000s)	208,428	208,416	207,762
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2022	2021	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$4,432.6	$4,361.1	2%
Foreign Exchange Trading Income	288.6	292.6	(1)
Treasury Management Fees	39.3	44.3	(11)
Security Commissions and Trading Income	136.2	140.2	(3)
Other Operating Income	191.3	243.9	(22)
Investment Security Gains (Losses), net	(214.0)	(0.3)	N/M
Total Noninterest Income	4,874.0	5,081.8	(4)

Net Interest Income
Interest Income	2,877.7	1,406.5	105
Interest Expense	990.5	23.8	N/M
Net Interest Income	1,887.2	1,382.7	36

Total Revenue	6,761.2	6,464.5	5

Provision for Credit Losses	12.0	(81.5)	N/M

Noninterest Expense
Compensation	2,248.0	2,011.0	12
Employee Benefits	437.4	431.4	1
Outside Services	880.3	849.4	4
Equipment and Software	838.8	736.3	14
Occupancy	219.1	208.7	5
Other Operating Expense	359.3	299.1	20
Total Noninterest Expense	4,982.9	4,535.9	10

Income before Income Taxes	1,766.3	2,010.1	(12)
Provision for Income Taxes	430.3	464.8	(7)
NET INCOME	$1,336.0	$1,545.3	(14)%
Preferred Stock Dividends	41.8	41.8	—
NET INCOME APPLICABLE TO COMMON STOCK	$1,294.2	$1,503.5	(14)%
Earnings Allocated to Participating Securities	11.8	12.9	(9)
Earnings Allocated to Common and Potential Common Shares	$1,282.4	$1,490.6	(14)%

Per Common Share
Net Income
Basic	$6.16	$7.16	(14)%
Diluted	6.14	7.14	(14)

Average Common Equity	$10,196.6	$10,812.1	(6)%
Return on Average Common Equity	12.7%	13.9%
Return on Average Assets	0.88%	0.99%

Cash Dividends Declared per Common Share	$2.90	$2.80	4%

Average Common Shares Outstanding (000s)
Basic	208,309	208,076
Diluted	208,867	208,899
Common Shares Outstanding (EOP) (000s)	208,428	207,762
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				December 31, 2022 vs.
	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
Assets
Federal Reserve and Other Central Bank Deposits	$39,961.9	$39,582.4	$64,495.1	1%	(38)%
Interest-Bearing Due from and Deposits with Banks(2)	4,926.6	4,097.4	3,849.2	20	28
Federal Funds Sold	32.0	30.1	—	6	N/M
Securities Purchased under Agreements to Resell	1,070.3	1,166.2	686.4	(8)	56
Debt Securities
Available for Sale	26,699.9	26,979.3	38,010.5	(1)	(30)
Held to Maturity	25,036.1	25,249.8	23,564.5	(1)	6
Trading Account	95.2	0.1	0.3	N/M	N/M
Total Debt Securities	51,831.2	52,229.2	61,575.3	(1)	(16)
Loans and Leases	42,893.3	43,991.9	40,480.6	(2)	6
Other Interest-Earning Assets(3)	1,769.4	1,641.3	1,189.4	8	49
Total Earning Assets	142,484.7	142,738.5	172,276.0	—	(17)
Allowance for Credit Losses	(161.1)	(154.4)	(150.6)	4	7
Cash and Due from Banks and Other Central Bank Deposits(4)	1,737.2	2,000.3	1,244.1	(13)	40
Buildings and Equipment	500.5	469.2	488.7	7	2
Client Security Settlement Receivables	1,698.3	3,077.3	1,941.2	(45)	(13)
Goodwill	691.3	679.0	706.2	2	(2)
Other Assets	8,085.8	11,029.7	7,384.2	(27)	10
Total Assets	$155,036.7	$159,839.6	$183,889.8	(3)%	(16)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$31,128.6	$30,968.5	$35,003.1	1%	(11)%
Savings Certificates and Other Time	1,981.3	1,217.1	842.7	63	135
Non-U.S. Offices - Interest-Bearing	65,481.9	68,503.7	75,767.1	(4)	(14)
Total Interest-Bearing Deposits	98,591.8	100,689.3	111,612.9	(2)	(12)
Federal Funds Purchased	1,896.9	4,364.8	0.2	(57)	N/M
Securities Sold under Agreements to Repurchase	567.2	561.4	531.9	1	7
Other Borrowings	7,592.3	7,153.6	3,583.8	6	112
Senior Notes	2,724.2	2,707.4	2,505.5	1	9
Long-Term Debt	2,066.2	1,068.3	1,145.7	93	80
Total Interest-Related Funds	113,438.6	116,544.8	119,380.0	(3)	(5)
Demand and Other Noninterest-Bearing Deposits	25,340.3	27,858.1	48,315.5	(9)	(48)
Other Liabilities	4,998.3	4,406.3	4,177.5	13	20
Total Liabilities	143,777.2	148,809.2	171,873.0	(3)	(16)
Common Equity	10,374.6	10,145.5	11,131.9	2	(7)
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,259.5	11,030.4	12,016.8	2	(6)
Total Liabilities and Stockholders’ Equity	$155,036.7	$159,839.6	$183,889.8	(3)%	(16)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q4 2022 vs.
	Q4 2022	Q3 2022	Q4 2021	Q3 2022	Q4 2021
Assets
Federal Reserve and Other Central Bank Deposits	$32,755.2	$30,548.7	$40,986.0	7%	(20)%
Interest-Bearing Due from and Deposits with Banks(2)	4,186.1	3,976.8	4,777.6	5	(12)
Federal Funds Sold	14.0	5.1	0.1	175	N/M
Securities Purchased under Agreements to Resell	1,165.5	1,270.9	876.0	(8)	33
Debt Securities
Available for Sale	26,742.4	28,482.8	38,216.1	(6)	(30)
Held to Maturity	25,135.3	25,126.6	22,960.0	—	9
Trading Account	46.4	0.4	0.5	N/M	N/M
Total Debt Securities	51,924.1	53,609.8	61,176.6	(3)	(15)
Loans and Leases	42,329.4	41,466.4	39,860.4	2	6
Other Interest-Earning Assets(3)	1,414.2	1,268.8	1,157.3	11	22%
Total Earning Assets	133,788.5	132,146.5	148,834.0	1	(10)
Allowance for Credit Losses	(154.6)	(154.1)	(155.8)	—	(1)
Cash and Due from Banks and Other Central Bank Deposits(4)	1,773.7	1,903.1	2,123.6	(7)	(16)
Buildings and Equipment	491.0	481.2	497.1	2	(1)
Client Security Settlement Receivables	1,809.9	1,667.1	1,638.5	9	10
Goodwill	685.8	685.5	705.4	—	(3)
Other Assets	9,409.3	9,672.9	7,711.0	(3)	22
Total Assets	$147,803.6	$146,402.2	$161,353.8	1%	(8)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$28,488.7	$29,089.3	$30,676.1	(2)%	(7)%
Savings Certificates and Other Time	1,610.5	986.0	856.5	63	88
Non-U.S. Offices - Interest-Bearing	64,024.0	64,057.3	71,098.6	—	(10)
Total Interest-Bearing Deposits	94,123.2	94,132.6	102,631.2	—	(8)
Federal Funds Purchased	2,704.7	1,967.5	0.2	37	N/M
Securities Sold under Agreements to Repurchase	392.4	489.6	313.5	(20)	25
Other Borrowings	7,933.2	5,991.1	4,788.9	32	66
Senior Notes	2,721.5	2,969.6	2,510.3	(8)	8
Long-Term Debt	1,718.6	1,087.6	1,150.8	58	49
Floating Rate Capital Debt	—	—	42.3	N/M	(100)
Total Interest-Related Funds	109,593.6	106,638.0	111,437.2	3	(2)
Demand and Other Noninterest-Bearing Deposits	22,186.3	24,355.5	33,389.6	(9)	(34)
Other Liabilities	5,044.3	4,473.1	4,685.4	13	8
Total Liabilities	136,824.2	135,466.6	149,512.2	1	(8)
Common Equity	10,094.5	10,050.7	10,956.7	—	(8)
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	10,979.4	10,935.6	11,841.6	—	(7)
Total Liabilities and Stockholders’ Equity	$147,803.6	$146,402.2	$161,353.8	1%	(8)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)     Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2022								2021
	FOURTH		THIRD		SECOND		FIRST		FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,042.1		$1,078.7		$1,143.4		$1,168.4		$1,111.0
Other Noninterest Income	(57.6)		163.1		166.6		169.3		195.4
Net Interest Income	534.5		513.0		458.7		381.0		360.6
Total Revenue	1,519.0		1,754.8		1,768.7		1,718.7		1,667.0
Provision for Credit Losses	5.0		0.5		4.5		2.0		(11.5)
Noninterest Expense	1,323.6		1,229.8		1,223.6		1,205.9		1,168.9
Income before Income Taxes	190.4		524.5		540.6		510.8		509.6
Provision for Income Taxes	34.7		129.7		144.4		121.5		103.2
Net Income	$155.7		$394.8		$396.2		$389.3		$406.4

Per Common Share
Net Income - Basic	$0.71		$1.80		$1.86		$1.78		$1.92
- Diluted	0.71		1.80		1.86		1.77		1.91
Cash Dividends Declared per Common Share	0.75		0.75		0.70		0.70		0.70
Book Value (EOP)	49.78		48.68		48.87		50.51		53.58
Market Value (EOP)	88.49		85.56		96.48		116.45		119.61

Financial Ratios
Return on Average Common Equity	5.9%		14.9%		15.7%		14.2%		14.5%
Return on Average Assets	0.42		1.07		1.03		0.97		1.00
Net Interest Margin (GAAP)	1.58		1.54		1.31		1.03		0.96
Net Interest Margin (FTE*)	1.63		1.58		1.35		1.05		0.99

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$12,705.5		$11,954.0		$12,812.2		$14,513.0		$15,183.2
Wealth Management	898.5		868.0		921.5		1,031.1		1,065.6
Total Assets Under Custody / Administration	$13,604.0		$12,822.0		$13,733.7		$15,544.1		$16,248.8

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$9,712.3		$9,125.5		$9,771.2		$10,987.5		$11,554.8
Wealth Management	892.3		860.8		913.0		1,022.9		1,057.5
Total Assets Under Custody	$10,604.6		$9,986.3		$10,684.2		$12,010.4		$12,612.3

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$898.1		$873.7		$950.0		$1,091.6		$1,191.0
Wealth Management	351.4		336.2		352.8		396.2		416.1
Total Assets Under Management	$1,249.5		$1,209.9		$1,302.8		$1,487.8		$1,607.1

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans and Leases	$45.9		$76.4		$89.7		$100.8		$122.3
Other Real Estate Owned (OREO)	—		—		0.1		0.2		3.0
Total Nonaccrual Assets	$45.9		$76.4		$89.8		$101.0		$125.3
Nonaccrual Assets / Loans and Leases and OREO	0.11%		0.17%		0.22%		0.26%		0.31%
Gross Charge-offs	$(0.5)		$(5.4)		$—		$(0.1)		$(0.3)
Gross Recoveries	0.5		0.9		5.5		3.3		1.4
Net Recoveries (Charge-offs)	$—		$(4.5)		$5.5		$3.2		$1.1
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	—%		(0.04)%		0.05%		0.03%		0.01%
Allowance for Credit Losses Assigned to:
Loans and Leases	$144.3		$138.7		$138.2		$136.3		$138.4
Undrawn Loan Commitments and Standby Letters of Credit	38.5		40.7		43.5		37.5		34.1
Debt Securities and Other Financial Assets	18.1		16.5		18.2		16.1		12.2
Loans and Leases Allowance / Nonaccrual Loans and Leases	3.1	x	1.8	x	1.5	x	1.4	x	1.1	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.